                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              ARMOR HOLDINGS, INC.
               (Exact name of registrant as specified in charter)

             DELAWARE                                          59-3392443
   (State or other jurisdiction                              (I.R.S.Employer
 of incorporation or organization)                         Identification No.)

                      1400 MARSH LANDING PARKWAY, SUITE 112
                             JACKSONVILLE, FL 32250
                                 (904) 741-5400

   (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

              WARREN B. KANDERS, CHAIRMAN OF THE BOARD OF DIRECTORS
                              ARMOR HOLDINGS, INC.
                      1400 MARSH LANDING PARKWAY, SUITE 112
                             JACKSONVILLE, FL 32250
                                 (904) 741-5400

(Name, Address, including zip code and telephone number, including area code, of agent for service of process)

                                 with copies to:
                            ROBERT L. LAWRENCE, ESQ.
                               KANE KESSLER, P.C.
                           1350 AVENUE OF THE AMERICAS
                               NEW YORK, NY 10019
                                 (212) 541-6222

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: from time to time after this registration statement becomes effective.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than the securities being offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number for the same offering. [ ]
                                                                      ---------

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                    ---------

                         CALCULATION OF REGISTRATION FEE

  TITLE OF EACH
     CLASS OF                         PROPOSED MAXIMUM      PROPOSED MAXIMUM
    SECURITIES           AMOUNT      OFFERING PRICE PER    AGGREGATE OFFERING        AMOUNT OF
 TO BE REGISTERED      REGISTERED         SHARE(1)              PRICE(1)         REGISTRATION FEE
 ----------------      ----------         --------              --------         ----------------
Common Stock, $.01
    par value          1,250,000           14.565              $18,206,250           $4,551.56

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based upon the average of the high and low sale prices for the Common Stock on the New York Stock Exchange on June 12, 2001.

         The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said
Section 8(a) may determine.

         THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                    SUBJECT TO COMPLETION DATED JUNE 13, 2001

                                   PROSPECTUS

                                1,250,000 SHARES

                              ARMOR HOLDINGS, INC.

                                  COMMON STOCK

         This prospectus is part of a registration statement that we filed with the SEC utilizing a shelf registration process. Under this process The Kroll-O'Gara Company may offer and sell, from time to time, up to 1,250,000 shares of our common stock which we expect to issue to it upon the consummation of a Stock Purchase Agreement we entered into, pursuant to which we expect to purchase some of Kroll-O'Gara's subsidiaries which constitute Kroll-O'Gara's Security Products and Services Group. Except as described below, we will not receive any of the proceeds from the offer and sale of shares of our common stock by Kroll-O'Gara.

         We have agreed that if, under certain circumstances, the proceeds from the sale of our common stock covered by this prospectus do not equal certain agreed upon amounts, we will reimburse Kroll-O'Gara for such deficit. Under these circumstances, a portion of the shares covered by this prospectus may be delivered to us. We would then be permitted to sell those shares pursuant to this prospectus and the net proceeds of those sales would first be used to reimburse us for the deficit we were obligated to pay to Kroll-O'Gara. For more information, see "Plan of Distribution," beginning on page 10.

         The common stock covered by this prospectus may be sold in transactions on the New York Stock Exchange, in privately negotiated transactions, through a combination of these methods or in any other legal way. The price at which shares of our common stock offered by this prospectus may be sold may vary from transaction to transaction, including prevailing market prices, at prices related to market prices, at fixed prices or at negotiated prices.

         Our common stock is traded on the New York Stock Exchange under the symbol "AH." On June 12, 2001, the closing market price of our common stock was $4.50 per share. The mailing address and telephone number of our principal executive offices are, 1400 Marsh Landing Parkway, Suite 112, Jacksonville, FL 32250, (904) 741-5400.

         INVESTING IN THESE SECURITIES INVOLVES CERTAIN RISKS. YOU SHOULD SEE "RISK FACTORS" ON PAGES 2 TO 9 FOR A DISCUSSION OF CERTAIN FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR COMMON STOCK.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this Prospectus is June 13, 2001

                                TABLE OF CONTENTS

                                                                          Page

Risk Factors................................................................2
Special Note Regarding Forward Looking Statements...........................9
Use of Proceeds.............................................................9
Selling Stockholder........................................................10
Plan of Distribution.......................................................10
Experts....................................................................12
Legal Matters..............................................................12
Incorporation of Certain Documents by Reference............................12
Where You Can Find More Information........................................13

                                  RISK FACTORS

         You should consider carefully the following risk factors and other information and financial data set forth in this prospectus and in the documents incorporated into this prospectus by reference, prior to investing in shares of our common stock.

THE PRODUCTS WE SELL ARE INHERENTLY RISKY

         The products we manufacture are used in applications where the failure to use such products for their intended purposes, the failure to use them properly, or their malfunction, could result in serious bodily injury or death. Our products include:

o body armor designed to protect against ballistic and sharp instrument penetration;

o less-lethal and anti-riot products such as less-lethal munitions, pepper sprays, distraction devices and flameless expulsion grenades;

o various models of police batons made of wood, alloy steel, acetate, aluminum and polycarbonate products;

o        vehicle and hard armoring systems; and

o        police duty gear.

         We are aware of claims against one of our subsidiaries, of permanent physical injury and death caused by self-defense sprays and other munitions intended to be less-lethal. We are also aware that the U.S. Department of Justice is studying the role that self-defense pepper sprays may have had in the deaths of suspects sprayed by law enforcement personnel. In addition, the manufacture and sale of certain less-lethal products may be the subject of product liability claims in the event that these products do not perform in the manner in which they are intended to perform.

THE SERVICES WE PROVIDE ARE INHERENTLY RISKY

         We provide security risk management services through our ArmorGroup Services division. These services are most in demand in areas of the world encountering high levels of violence, unstable or chaotic political environments and little or no effective local law enforcement authorities. As a result, our management and employees are often located in hostile and high risk environments characterized by rapid economic growth, political instability, emerging market conditions and/or significant natural resources such as Africa, South America, Central Asia, Russia and the Balkans. We sometimes supplement our own personnel with local police or military who are not legally under our control and supervision. This lack of direct control may limit our effectiveness without insulating us from liability claims based on the actions of these personnel. In addition, we operate in locations where murders, kidnappings and attacks on facilities and installations are endemic. We cannot be certain whether parties will bring lawsuits in the future alleging negligence in the provision of security services and seeking substantial amounts in damages. We believe that the insurance coverage that we maintain is adequate under the circumstances. However, the success of such a lawsuit could have a material adverse effect on our business, financial condition and results of operations.

THE FAILURE OF OUR PRODUCTS COULD GIVE RISE TO PRODUCT LIABILITY CLAIMS

         Our products are used in applications where their failure could result in serious personal injuries and death. We believe that we maintain adequate insurance coverage under the circumstances. However, we cannot assure you that this coverage would be sufficient to cover the payment of any potential claim. In addition, we cannot assure you that this or any other insurance coverage will continue to be available or, if available, that we will be able to obtain it at a reasonable cost. Any material uninsured loss could have a material adverse effect on our business, financial condition and results of operations. In addition, the inability to obtain product liability coverage would prohibit us from bidding for orders from certain municipal customers since, at present, many municipal bids require such coverage, and any such inability would have a material adverse effect on our business, financial condition and results of operations.

WE HAVE SIGNIFICANT INTERNATIONAL OPERATIONS AND ASSETS

         We have operations and assets in many parts of Africa, South America, Southeast Asia, Central Asia, the Balkans and Russia. In addition, we sell our services and products in other foreign countries and seek to increase our level of international business activity. Accordingly, we are subject to various risks, including:

o        U.S.-imposed embargoes of sales to specific countries,

o foreign import controls (which may be arbitrarily imposed and enforced),

o        exchange rate fluctuations,

o        dividend remittance restrictions,

o        expropriation of assets,

o        war, civil uprisings and riots,

o        government instability,

o the necessity of obtaining government approvals for both new and continuing operations, and

o legal systems of decrees, laws, taxes, regulations, interpretations and court decisions that are not always fully developed and that may be retroactively or arbitrarily applied.

         We may also be subject to unanticipated income taxes, excise duties, import taxes, export taxes or other governmental assessments. In addition, payments to us in our international markets are often in local currencies. Although most of these currencies are presently convertible into U.S. dollars, we cannot be sure that convertibility will continue. Even if currencies are convertible, the rate at which they convert is subject to substantial fluctuation. Our ability to transfer currencies into or out of local currencies may be restricted or limited. Any of these events could result in a loss of business or other unexpected costs which could reduce revenue or profits and have a material adverse effect on our business, financial condition and results of operations.

         Our ArmorGroup Services division routinely operates in areas where local government policies regarding foreign entities and the local tax and legal regimes are often uncertain, poorly administered and in a state of flux. We cannot, therefore, be certain that we are in compliance with or will be protected by all relevant local laws and taxes at any given point in time. A subsequent determination that we failed to comply with relevant local laws and taxes could have a material adverse effect on our business, financial condition and results of operations.

WE MAY BE UNABLE TO COMPLETE AND INTEGRATE ACQUISITIONS

         We intend to grow through the acquisition of businesses and assets that will complement our current businesses. We cannot be certain that we will be able to complete attractive acquisitions, obtain financing for acquisitions on satisfactory terms or successfully acquire identified targets. We may not be successful in integrating acquired businesses, including the Security Products and Services Group, which is larger than the acquisitions we have previously consummated, into our existing operations. This integration may result in unanticipated liabilities or unforeseen operational difficulties, which may be material, or require a disproportionate amount of management's attention. These acquisitions may result in our incurring additional indebtedness or issuing preferred stock or additional common stock. Competition for acquisition opportunities in the industry may rise, thereby increasing our cost of making acquisitions or causing us to refrain from making further acquisitions. In addition, the terms and conditions of our credit facility impose restrictions on us that, among other things, may restrict our ability to make acquisitions.

THE LOSS OF, OR A SIGNIFICANT REDUCTION IN THE SECURITY PRODUCTS AND SERVICES GROUP'S U.S. MILITARY BUSINESS WOULD HAVE A MATERIAL ADVERSE EFFECT ON US

         U.S. Military contracts accounted for a significant portion of the business of the Security Products and Services Group. The U.S. Military funds these contracts in annual increments, and the contracts require subsequent authorization and appropriation which may not occur or which may be for less than the total amount of the contract. Changes in the U.S. Military's budget and spending allocations could adversely affect our ability to receive future contracts after the closing of the proposed acquisition. Also the U.S. Military generally may cancel its contracts unilaterally, at its convenience.

WE WILL BE DEPENDENT ON A SINGLE SUPPLIER OF COMPONENTS FOR UP-ARMORED HMMWVS

         The Security Products and Services Group is the prime contractor to the U.S. Military for the supply of armoring and blast protection for High Mobility Multi-Purpose Wheeled Vehicles, commonly known as HMMWVs. Up-Armored HMMWVs accounted for approximately one-third of the sales of the Security Products and Services Group during the fiscal year ended December 31, 2000. These HMMWVs are manufactured by AM General Corporation under separate U.S. Military contracts. Should deliveries of HMMWVs be significantly interrupted, or should other single source suppliers significantly interrupt deliveries of components for Up-Armored HMMWVs, we will not be able to deliver Up-Armored HMMWVs to the U.S. Military on schedule, which could have a material adverse effect on us.

WE MAY HAVE DIFFICULTY MANAGING OUR GROWTH

         We have rapidly expanded our operations, and this growth has placed significant demands on our management, administrative, operating and financial resources. The continued growth of our customer base, the types of services and products offered and the geographic markets served can be expected to continue to place a significant strain on our resources. In addition, we cannot easily identify and hire personnel qualified both in the provision and marketing of our security services and products. Our future performance and profitability will depend in large part on:

o our ability to attract and retain additional management and other key personnel,

o our ability to implement successful enhancements to our management, accounting and information technology systems, and

o our ability to adapt those systems, as necessary, to respond to growth in our business.

THERE ARE LIMITED SOURCES FOR SOME OF OUR RAW MATERIALS

         The primary raw materials that we use in manufacturing ballistic-resistant garments are:

o        Spectrashield, a patented product of Honeywell, Inc.,

o        Kevlar, a patented product of E.I. du pont de Nemours Co., Inc. ("Du
         Pont"), and

o        Twaron, an aramid fiber product of Akzo-Nobel Fibers, B.V.

Du Pont and its European licensee are currently the only producers of Kevlar. We purchase these materials in the form of woven cloth from five independent weaving companies. In the event Du Pont or its licensee in Europe cease, for any reason, to produce and sell Kevlar, we would utilize these other ballistic resistant materials as a substitute. However, neither Spectrashield nor Twaron is expected to become a complete substitute for Kevlar in the near future. We enjoy a good relationship with our suppliers of Kevlar, Spectrashield and Twaron. However, if our supply of their materials was cut off or if there was a material increase in the prices of these materials, our manufacturing operations could be severely curtailed and our business, financial condition and results of operations would be materially adversely affected.

MANY OF OUR CUSTOMERS HAVE FLUCTUATING BUDGETS

         Customers for our products include law enforcement and governmental agencies. Government tax revenues and budgetary constraints, which fluctuate from time to time, can affect budgetary allocations for law enforcement. Many domestic and foreign government agencies have experienced budget deficits that have led to decreased spending in certain areas. Our results of operations may be subject to substantial period-to-period fluctuations as a result of these and other factors affecting capital spending. A reduction of funding for law enforcement could have a material adverse effect on our business, financial condition and results of operations.

WE ARE SUBJECT TO EXTENSIVE GOVERNMENT REGULATION

         We are subject to federal licensing requirements with respect to the sale in foreign countries of certain of our products. In addition, we are obligated to comply with a variety of federal, state and local regulations governing certain aspects of our operations and the workplace, including regulations promulgated by, among others, the U.S. Departments of Commerce, State and Transportation, the U.S. Environmental Protection Agency and the U.S. Bureau of Alcohol, Tobacco and Firearms. Additionally, the failure to obtain applicable governmental approval and clearances could adversely affect our ability to continue to service the government contracts maintained by the Security Products and Services Group. Furthermore, we, and the Securities Products and Services Group, have material contracts with governmental entities and are subject to rules, regulations and approvals applicable to government contractors. We are also subject to routine audits to assure our compliance with these requirements. Our failure to comply with these contract terms, rules or regulations could expose us to substantial penalties, including the loss of these contracts and disqualification as a U.S. Government contractor.

         Like other companies operating internationally, we are subject to the Foreign Corrupt Practices Act and other laws which prohibit improper payments to foreign governments and their officials by U.S. and other business entities. Our ArmorGroup Services division operates in countries known to experience endemic corruption. Our extensive operations in such countries creates the risk of an unauthorized payment by an employee or agent of ours which would be in violation of various laws including the Foreign Corrupt Practices Act. Violations of the Foreign Corrupt Practices Act may result in severe criminal penalties which could have a material adverse effect on our business, financial condition and results of operations.

WE ARE DEPENDENT UPON OUR PROPRIETARY TECHNOLOGY

         We are dependent upon a variety of methods and techniques which we regard as proprietary trade secrets. We are also dependent upon a variety of trademarks, servicemarks and designs to promote brand name development and recognition. We rely on a combination of trade secrets, copyright, patent, trademark, unfair competition and other intellectual property laws as well as contractual agreements to protect our rights to such intellectual property. Due to the difficulty of monitoring unauthorized use of and access to intellectual property, however, such measures may not provide adequate protection. In addition, there can be no assurance that courts will always uphold our intellectual property rights, or enforce the contractual arrangements which we have entered into to protect our proprietary technology. Any unenforceability or misappropriation of our intellectual property could have a material adverse effect on our business, financial condition and results of operations. In addition, if we bring or become subject to litigation to defend against claimed infringement of our rights or of the rights of others or to determine the scope and validity of our intellectual property rights, such litigation could result in substantial costs and diversion of our resources which could have a material adverse effect on our business, financial condition and results of operations. Unfavorable results in such litigation could also result in the loss or compromise of our proprietary rights, subject us to significant liabilities, require us to seek licenses from third parties, or prevent us from selling our products which could have a material adverse effect on our business, financial condition and results of operations.

WE MAY BE ADVERSELY AFFECTED BY APPLICABLE ENVIRONMENTAL LAWS

         We are subject to federal, state, and local laws and regulations governing the protection of the environment, including those regulating discharges to the air and water, the management of wastes, and the control of noise and odors. We cannot assure you that we are at all times in complete compliance with all such requirements. Like all companies, we are subject to potentially significant fines or penalties if we fail to comply with environmental requirements. Environmental requirements are complex, change frequently, and could become more stringent in the future. Accordingly, we cannot assure you that these requirements will not change in a manner that will require material capital or operating expenditures or will otherwise have a material adverse effect on us in the future.

         We are also subject to environmental laws requiring the investigation and clean-up of environmental contamination. We may be subject to liability, including liability for clean-up costs, if contamination is discovered at one of our current or former facilities or at a landfill or other location where we have disposed wastes. The amount of such liability could be material. We use Orthochlorabenzalmalononitrile ("CS") and Chloroacetophenone ("CN") chemical agents in connection with our production of tear gas. These chemicals are hazardous, and could cause environmental damage if not handled and disposed of properly.

ONE STOCKHOLDER HAS THE ABILITY TO SIGNIFICANTLY INFLUENCE THE ELECTION OF OUR DIRECTORS AND THE OUTCOME OF CORPORATE ACTION REQUIRING STOCKHOLDER APPROVAL

         Warren B. Kanders is the sole stockholder of Kanders Florida Holdings, Inc. Kanders Florida Holdings, Inc. and its affiliates beneficially own approximately 13.6% of the outstanding shares of our common stock. In addition, our officers and directors, including Mr. Kanders, beneficially own an aggregate of approximately 5,184,152 shares, or 21.1%, of the common stock. Consequently, Mr. Kanders, as Chairman of the Board of Directors and as the sole stockholder of Kanders Florida Holdings, Inc., together with our other officers and directors, will have the ability to significantly influence the election of our directors and the outcome of corporate actions requiring stockholder approval, including a change in control.

WE DEPEND SIGNIFICANTLY UPON OUR SENIOR MANAGEMENT TEAM

         Our success depends in large part on the services of our senior management team, particularly Warren B. Kanders and Jonathan M. Spiller. While we maintain key man life insurance for each of them, the loss of any of our key executives could materially adversely affect our company and seriously impair our ability to implement our strategy.

DELAWARE LAW MAY LIMIT POSSIBLE TAKEOVERS

         Our certificate of incorporation makes us subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law. In general,
Section 203 prohibits publicly-held Delaware corporations to which it applies from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. This provision could discourage others from bidding for our shares and could, as a result, reduce the likelihood of an increase in our stock price that would otherwise occur if a bidder sought to buy our stock.

THE MARKET PRICE FOR OUR COMMON STOCK IS VOLATILE

         The market price for our common stock may be highly volatile. We believe that a variety of factors, including announcements by us or our competitors, quarterly variations in financial results, trading volume, general market trends and other factors, could cause the market price of our common stock to fluctuate substantially. Due to our relatively modest size, our winning or losing a large contract may have the effect of distorting our overall financial results.

THERE IS A SUBSTANTIAL AMOUNT OF OUR COMMON STOCK ELIGIBLE FOR FUTURE SALE AND THE SALE OF THOSE SHARES COULD ADVERSELY AFFECT OUR STOCK PRICE

         As of June 13, 2001, 23,034,757 shares of our common stock were issued and outstanding. Of these shares, 18,324,641 shares are freely tradeable under the Securities Act by persons who are not our "affiliates" (in general, an affiliate is any person who is in control or who has a control relationship with our corporation). The remaining 3,710,116 outstanding shares of common stock are either deemed to be "restricted securities", as that term is defined in Rule 144, are subject to certain other restrictions on disposition and/or are expected to be subject to an underwriters lock up agreement.

         We cannot predict the effect, if any, that market sales of shares of common stock that are restricted securities, or the availability of these shares for sale, will have on the market price of our common stock prevailing from time to time. Sales of substantial amounts of common stock, or the perception that sales could occur, could adversely affect prevailing market prices for our common stock and could impair our future ability to raise capital through an offering of equity securities.

         As part of our acquisition strategy, we anticipate issuing additional shares of our common stock. To the extent that we are able to grow through acquisitions for stock, the number of outstanding shares of common stock that will be eligible for sale in the future is likely to increase substantially. Persons receiving shares of our common stock in connection with these acquisitions may be more likely to sell large quantities of their common stock which may influence the price of our common stock. In addition, the potential issuance of additional shares in connection with anticipated acquisitions could lessen demand for our common stock and result in a lower price than would otherwise be obtained.

OUR STOCK PRICE MAY BE AFFECTED WHEN ADDITIONAL SHARES ARE SOLD

         If our stockholders sell substantial amounts of our common stock in the public market following this offering, the market price of our common stock could fall. These sales might make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate. Additional shares sold to finance acquisitions may dilute our earnings per share if new operations' earnings are disappointing.

WE CURRENTLY DO NOT INTEND TO PAY DIVIDENDS

         We currently do not intend to pay any cash dividends on our common stock. We currently intend to retain any earnings for working capital, repayment of indebtedness, capital expenditures and general corporate purposes. Our credit facility contains restrictions on our ability to pay dividends or make other distributions.

                SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

         We believe that it is important to communicate our expectations to our investors. Accordingly, this prospectus and information incorporated into this prospectus by reference contain discussions of events or results that have not yet occurred or been realized. Certain of the matters discussed concerning our operations, economic performance, financial condition, including in particular the execution of acquisition strategies, expansion of product lines and increase of distribution networks or product sales, are areas, among others, which include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as, "expects", "anticipates", "intends", "plans", "believes", "estimates" and similar expressions are forward-looking statements. You should read forward-looking statements carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial position, or state other expectations of future performance. The actions of current and potential new competitors, changes in technology, seasonality, business cycles and new regulatory requirements are factors that impact greatly upon strategies and expectations and are outside our direct control. There may be events in the future that we are not able to accurately predict or control. The factors listed in the section captioned "Risk Factors", as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ from the expectations we express in our forward-looking statements. Before you invest in our common stock, you should be aware that the occurrence of the events described in the section caption "Risk Factors" and elsewhere in this prospectus could materially adversely affect our business, financial condition and results of operations.

                                 USE OF PROCEEDS

         Except as indicated below, we will not receive any of the proceeds from the sale of the shares of our common stock offered by this prospectus. The selling stockholder will receive all of the proceeds from the sale of the common stock offered by this prospectus. See "Selling Stockholder" and "Plan of Distribution" sections.

         We have agreed that if the net proceeds from such sales do not equal or exceed agreed upon amounts, we will reimburse Kroll-O'Gara for such deficit. In that event, some of the shares covered by this prospectus may be delivered to us and the proceeds from the sale of such shares will be paid to us until we are reimbursed for the amounts of any deficits we paid to Kroll-O'Gara plus our costs and expenses. We will use such proceeds, if any, for general working capital purposes or to repay outstanding debt. For more information, see "Plan of Distribution," beginning on page 10.

                               SELLING STOCKHOLDER

         We have prepared this prospectus, as we may amend or supplement it if appropriate, for use by The Kroll-O'Gara Company. Kroll-O'Gara may sell up to 1,250,000 shares of our common stock, which we may issue to it in connection with the expected purchase of some of its subsidiaries, under this prospectus.

         We entered into a Stock Purchase Agreement with Kroll-O'Gara, dated as of April 20, 2001, to purchase some of Kroll-O'Gara's subsidiaries which constitute Kroll-O'Gara's Security Products and Services Group. Kroll-O'Gara's and our obligations to consummate the proposed transactions are contingent upon a number of conditions. We expect that the transaction will not be consummated until, among certain other conditions, the registration statement we filed with the SEC covering the securities described in this prospectus becomes effective. Under the terms of the Stock Purchase Agreement we may pay up to $15,000,000 of the purchase price by issuing to Kroll-O'Gara shares of our common stock. We expect to issue these shares to Kroll-O'Gara upon the consummation of the purchase transaction pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933.

         The precise number of shares we will issue to Kroll-O'Gara in connection with the purchase of its subsidiaries will depend upon how much of the purchase price we elect to pay by issuing common stock to Kroll-O'Gara and the market value of our common stock prior to the consummation of the purchase transaction. Other than Kroll-O'Gara's right to receive shares of our common stock pursuant to the Stock Purchase Agreement which are covered by this prospectus, Kroll-O'Gara does not own any shares of our common stock.

                              PLAN OF DISTRIBUTION

         Immediately following the closing of the purchase of certain subsidiaries from The Kroll-O'Gara Company, Kroll-O'Gara will deliver the shares covered by this prospectus to a broker dealer selected by us, who will have full discretionary authority to sell the shares for a period of twelve months following the closing date. The commissions payable to the broker will be negotiated between us and the broker. We will have the right to direct the broker regarding the timing, manner and amount of the sales of the shares being offered by Kroll-O'Gara under this prospectus for the first 60 days following the closing. Following this 60 day period, Kroll-O'Gara will determine, independently from us, the timing, manner and size of each sale. Kroll-O'Gara may resell shares on the New York Stock Exchange (or any other exchange on which our common stock may be listed) or otherwise, at fixed prices, at market prices, at prices related to market prices, at negotiated prices, or by a combination of these methods of sale through:

o ordinary brokerage transactions in which the broker solicits purchasers;

o sales to one or more brokers or dealers as principal, and the resale by those brokers or dealers for their account;

o block trades in which a broker or dealer will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction; or

o        privately negotiated transactions with purchasers.

         Kroll-O'Gara and any underwriter or broker dealer retained by us or Kroll-O'Gara may be deemed to be underwriters within the meaning of the Securities Act. Any profits that Kroll-O'Gara realizes and any commission or compensation paid to any broker-dealer may be deemed to be underwriting commissions. These commissions may be in excess of customary compensation.

         When resales are to be made through a broker or dealer, a member firm of the NASD may be engaged to act as Kroll-O'Gara's agent in the sale of shares. Sales of shares by the member firm may be made in any of the manners described above.

         We have agreed that if, at the end of 30 days following the closing, the proceeds from the sale by Kroll-O'Gara of some or all of one-third of the shares covered by this prospectus are less than one-third of the value of the purchase price we elect to pay by issuing to Kroll-O'Gara the common stock covered by this prospectus, we will pay to Kroll-O'Gara the amount of such deficit, plus interest on such amount from the closing. If we are required to pay to Kroll-O'Gara this deficit, Kroll-O'Gara will pledge the portion of one-third of the shares covered by this prospectus which remain unsold to us and will deliver custody of the pledged shares to us. We will then have the right to sell those shares and retain the net proceeds from those sales until we recoup the amount of the deficit we paid to Kroll-O'Gara plus interest, costs and expenses. If the proceeds of these sales exceed these amounts, the excess will be paid to Kroll-O'Gara. Sales by us of these shares in the event of a deficit are also covered by this prospectus. If the net proceeds from the sale of the first one-third of the shares covered by this prospectus exceeds one-third of the purchase price we elect to pay by issuing to Kroll-O'Gara the common stock covered by this prospectus, such excess will reduce our potential obligation to Kroll-O'Gara with respect to any deficit arising from the sale of the remaining two-thirds of the shares covered by this prospectus, as described in the following paragraph.

         If, at the end of the first year after the closing, the proceeds from the sale by Kroll-O'Gara of the remaining two-thirds of the shares covered by this prospectus are less than two-thirds of the value of the purchase price we elect to pay by issuing to Kroll-O'Gara the common stock covered by this prospectus, we will pay to Kroll-O'Gara the amount of such deficit. However, we will not be obligated to pay Kroll-O'Gara for this potential deficit in excess of fifteen percent of the value attributed to this two-thirds of the shares in connection with the closing of the proposed acquisition. This obligation will be reduced pro rata if Kroll-O'Gara does not sell all of the remaining two-thirds of the shares covered by this prospectus.

         Although we will not receive any proceeds from Kroll-O'Gara's sale of our common stock (other than the benefit to us if the proceeds are sufficient to reduce or eliminate our obligation to make up certain deficits as described below), we have agreed and will pay for the costs of registering the shares covered by this prospectus, other than commissions, fees and discounts of underwriters, brokers, dealers and agents, if any. Kroll-O'Gara will pay all selling costs, fees and expenses. We have agreed to indemnify Kroll-O'Gara against certain liabilities, including certain liabilities arising under the Securities Act.

         In lieu of making sales through use of this prospectus, Kroll-O'Gara may also make sales of the shares covered by this Prospectus pursuant to Rule 144 under the Securities Act, as long as it meets the criteria and satisfies the requirement of the Rule, provided, however, that any sales by Kroll-O'Gara during the twelve month period following the closing will be made exclusively through the broker designated by us.

         A prospectus supplement, if required, will be filed under Rule 424(b) under the Securities Act, disclosing the name of the selling stockholder, the participating securities firm, if any, the number and kind of securities involved and other details of such resale to the extent appropriate.

                                     EXPERTS

         The Consolidated Financial Statements incorporated in this prospectus by reference from our Annual Report on Form 10-K, as amended, for the year ended December 31, 2000, have been audited by PricewaterhouseCoopers LLP, independent accountants, as stated in their reports appearing thereon and have been so incorporated in reliance upon such reports given upon their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

         The validity of the common stock will be passed upon for us by Kane Kessler, P.C., 1350 Avenue of the Americas, New York, New York 10019. Robert L. Lawrence, a member of Kane Kessler, P.C., owns 5,000 shares of our common stock.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows us to "incorporate" into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. Any information that we incorporate by reference is considered part of this prospectus. The documents and reports that we list below are incorporated by reference into this prospectus. In addition, all documents and reports which we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of this prospectus are also incorporated by reference in this prospectus as of the respective filing dates of these documents and reports. Statements contained in these documents that we file with the SEC and are incorporated by reference in this prospectus, automatically update and supersede information contained in this prospectus, to the extent the new information differs from or is inconsistent with the old information.

         We have filed the following documents with the SEC. These documents are incorporated into this prospectus by reference:

         (1) our annual report on Form 10-K for the year ended December 31, 2000;

         (2) our quarterly report on Form 10-Q for the quarter ended March 31, 2001;

         (3)      our current report on Form 8-K dated April 20, 2001;

         (4)      our definitive proxy on Schedule 14A filed on May 2, 2001; and

         (5) the description of our common stock contained in our registration statement on Form 8-A filed on April 29, 1999, including any amendments or reports filed for the purpose of updating that description.

         We will provide any person to whom a copy of this prospectus is delivered, on written or oral request, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents unless specifically incorporated by reference in that information. These documents will be provided at no cost to you. You should direct any request for documents to our Corporate Secretary, c/o Armor Holdings, Inc., 1400 Marsh Landing Parkway, Suite 112, Jacksonville, Florida 32250, (904) 741-5400.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file reports, proxy statements and other documents with the Securities and Exchange Commission. You may read and copy any document we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the SEC's regional offices located at 7 World Trade Center, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may request copies of these documents by writing to the SEC and paying a fee for the copying costs. You may also call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC also maintains a Web site (http://www.sec.gov) that contains our annual, quarterly and special reports, proxy and information statements.

         This prospectus is part of a registration statement we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our common stock, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at any address listed above or from the SEC's Internet site.

                                     PART II

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         We will pay the following costs and expenses incident to the offering and sale to the public of the shares being registered. All amounts, other than the Commission registration fee, are estimates.

           Registration fee                                $4,552.00
           Accounting fees and expenses                    75,000.00
           Legal fees and expenses                         30,000.00
           Miscellaneous expenses                          10,000.00
                    Total:                               $119,552.00

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") makes provision for the indemnification of officers and directors of corporations in terms sufficiently broad to indemnify our officers and directors under certain circumstances from liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

         As permitted by the DGCL, our Charter provides that, to the fullest extent permitted by the DGCL, no director shall be liable to the Company or to its stockholders for monetary damages for breach of his fiduciary duty as a director. Delaware law does not permit the elimination of liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases or (iv) for any transaction from which the director derives an improper personal benefit. The effect of this provision in the Charter is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of fiduciary duty as a director thereof (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i)-(iv), inclusive, above. These provisions will not alter the liability of directors under federal securities laws.

         Our Charter provides that we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

         Our Charter also provides that we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Our Charter also provides that to the extent a director or officer of the Company has been successful in the defense of any action, suit or proceeding referred to in the previous paragraphs or in the defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for in the Charter shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the Company may purchase and maintain insurance on behalf of a director or officer of the Company against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the Company would have the power to indemnify him against such liabilities under the provisions of Section 145 of the DGCL.

ITEM 16. EXHIBITS.

Exhibit No.  Description
-----------  -----------
    4.1 Form of Common Stock Certificate (filed as Exhibit 4.1 to Registration Statement No. 333-28879 on Form S-1 of the Company and incorporated herein by reference)

    5.1*     Opinion of Kane Kessler, P.C. regarding the validity of our common stock being registered
    23.1*    Consent of Kane Kessler, P.C. (incorporated in Exhibit 5.1)
    23.2*    Consent of PricewaterhouseCoopers, LLP
    24.1     Power of Attorney (included in the signature page to the
             Registration Statement)

*        To be filed by amendment

ITEM 17. UNDERTAKINGS

           The undersigned registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that clauses (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in the post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         4. That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         5. That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         6. That, for purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         7. That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City New York, State of New York, on June 13, 2001.

                                         ARMOR HOLDINGS, INC.

                                         By: /s/ Warren B. Kanders
                                            -------------------------------
                                         Warren B. Kanders
                                         Chairman of the Board of Directors

         Each person whose signature appears below hereby constitutes and appoints Warren B. Kanders and Jonathan M. Spiller, or either of them, his attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this registration statement, and to file the same with exhibits thereto and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 13, 2001.

Signature                                 Title

/s/ Warren B. Kanders           Chairman of the Board of Directors
------------------------
Warren B. Kanders

/s/ Jonathan M. Spiller         President, Chief Executive Officer
------------------------        and Director (Principal Executive Officer)
Jonathan M. Spiller

/s/ Robert R. Schiller
------------------------        Executive Vice President, Chief
Robert R. Schiller              Financial Officer
                                (Principal Accounting Officer)

/s/ Burtt R. Ehrlich
------------------------        Director
Burtt R. Ehrlich

/s/ Nicholas Sokolow
------------------------        Director
Nicholas Sokolow

/s/ Thomas W. Strauss
------------------------        Director
Thomas W. Strauss

/s/ Alair A. Townsend
------------------------        Director
Alair A. Townsend

/s/ Stephen B. Salzman
------------------------        Director
Stephen B. Salzman

                                  EXHIBIT INDEX


Exhibit No.  Description
-----------  -----------
    4.1      Form of Common Stock Certificate (filed as Exhibit 4.1 to
             Registration Statement No. 333-28879 on Form S-1 of the
             Company and incorporated herein by reference)
    5.1*     Opinion of Kane Kessler, P.C. regarding the validity of our common stock being registered
    23.1*    Consent of Kane Kessler, P.C. (incorporated in Exhibit 5.1)
    23.2*    Consent of PricewaterhouseCoopers, LLP
    24.1     Power of Attorney (included in the signature page to the
             Registration Statement)

*        To be filed by amendment